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                                                                      Exhibit 21

                              NORDSON CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT


          The following table sets forth the subsidiaries of the Registrant (each of which is included in the Registrant's consolidated financial statements), and the jurisdiction under the laws of which each subsidiary was organized.

Jurisdiction of
 Incorporation                     Name
- ---------------                    ----

INTERNATIONAL:
- -------------
Australia                          Nordson Australia Pty. Limited
Austria                            Nordson GbmH
Belgium                            Nordson Belgium N.V.
Brazil                             Nordson do Brasil Industria e
                                     Comercio Ltda.
Canada                             Nordson Canada Limited
Denmark                            Nordson Danmark A/S
Finland                            Nordson Finland Oy
France                             Nordson France S.A.
Germany                            Nordson Engineering GmbH
Germany                            Nordson Deutschland GmbH (1)
Italy                              Nordson Finishing S.r.l.
Italy                              Nordson Italia SpA (2)
Japan                              Nordson K.K.
Japan                              Nordson Engineering K.K.
Korea                              Nordson Sang San Limited (3)
Malaysia                           Nordson (Malaysia) Sdn. Bhd. (4)
Mexico                             Nordson de Mexico, S.A. de C.V.
Netherlands                        Nordson Nederland B.V.
Norway                             Nordson Norge A/S
Poland                             Nordson Polska Sp.z.o.o.
Portugal                           Nordson Portugal Equipamento
                                     Industrial Lda.
Singapore                          Nordson S.E. Asia (Pte.) Limited
Spain                              Nordson Iberica, S.A.
Sweden                             Nordson Sverige AB
Switzerland                        Nordson (Schweiz) AG (5)
United Kingdom                     Nordson (U.K.) Limited
United States Virgin Islands       Nordson FSC, Inc.

DOMESTIC:
- --------

California                         Slautterback Corporation
Ohio                               Nordson Pacific, Inc.
Georgia                            Meltex Corporation

(1)  Owned by Nordson Engineering GmbH and Nordson Corporation
(2)  Owned by Nordson Finishing S.r.l.
(3)  A 45%-owned joint venture accounted for on the equity method
(4)  A 65%-owned joint venture
(5)  Owned by Nordson Belgium S.A.